Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("Agreement"), dated as of January 1, 1998, is entered into between Technisource, Inc., a Florida corporation (the "Company"), and Joseph W. Collard (the "Executive").

                                    RECITALS

         Executive is currently employed by the Company as a senior executive officer and is an integral part of its management. The Board of Directors of the Company recognizes the Executive as a key founding officer of the Company, and consequently has approved the terms and conditions of the continued employment of Executive as set forth herein and has authorized the execution and delivery of this Agreement.

                                    AGREEMENT

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Executive to serve in the capacities described herein and Executive hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

2. TERM. The term of Executive's employment pursuant to this Agreement shall commence as of the date hereof and shall terminate at the close of business on December 31, 2002, subject to earlier termination in accordance with Section 9 hereof and the other terms, provisions, and conditions set forth herein.

3. DUTIES. Executive shall serve as and have the title of President and Chief Executive Officer of the Company. Executive agrees to devote substantially his entire time, energy, and skills to such employment while so employed.

4.       COMPENSATION.

         (a) Base Compensation. The Company shall pay Executive, and Executive agrees to accept, base compensation at the rate of not less than $170,000 per year in equal, monthly installments commencing as of June 1, 1998, through the term of this Agreement ("Base Compensation"). The Base Compensation specified in this Section 4(a) may be increased at any time during the term of this Agreement in the discretion of the Board of Directors and will be reviewed no less frequently than during the first quarter of each calendar year beginning in 1999. No increase in the Base Compensation pursuant to this Section 4(a) shall at any time operate as a cancellation of this Agreement; any such increase shall operate merely as an amendment hereof, without any further action by Executive or the Company. If any such increase or increases shall be so authorized, all of the terms, provisions and conditions of this Agreement shall remain in effect as herein provided,



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except that the Base Compensation set forth in this Section 4(a) shall be deemed amended to set forth the higher amount of such Base Compensation to Executive.

                  (b) Bonus Compensation. The Company shall pay Executive an annual bonus ("Bonus Compensation") within 90 days following the end of each fiscal year of the Company during the term of Executive's employment under this Agreement. The amount of Executive's Bonus Compensation shall be determined by the Board of Directors of the Company, after consideration of any recommendations made by the Compensation Committee of the Board of Directors, based upon Executive's performance and the performance of the Company during such year.

5.       FRINGE BENEFITS.

                  (a) GENERALLY. Executive shall be eligible for fringe benefits pursuant to any insurance, pension or other employee fringe benefit plan approved by the Board of Directors that now or hereafter may be made available to employees of the Company and for which Executive will qualify according to his eligibility under the provisions thereof; provided, however, that such eligibility specifically does not apply to matters relating to Executive's vacation, disability benefits, automobile allowance and compensation, which matters shall be governed exclusively by the terms hereof.

                  (b) VACATION. During the term of this Agreement, Executive shall be entitled to five (5) weeks paid vacation per calendar year and any vacation time not taken during any calendar year shall be carried over into subsequent calendar years; provided that no more than four (4) weeks paid vacation may be carried over into subsequent years.

                  (c) AUTOMOBILE. The Company shall provide Executive with full use of an automobile, appropriate for Executive's position and title, for Executive's business and personal use, which automobile shall be replaced at least every three years. The Company agrees to provide adequate insurance for the automobile and occupants and to pay all maintenance and operating costs appropriate or necessary to maintain such automobile in prime operating condition.

6. EXPENSES. During the period of his employment, Executive shall be reimbursed for his business-related expenses incurred on behalf of the Company in accordance with the travel and entertainment expense policy of the Company as adopted by the Board of Directors from time to time and in effect at the time the expense was incurred, but Executive shall be entitled to not less than first-class for air travel. Executive agrees to maintain such records and documentation of all such expenses to be reimbursed by the Company hereunder as the Company shall require and in such detail as the Company may reasonably request.

7. TERMINATION. The term of Executive's employment under this Agreement may be terminated prior to expiration of the term provided in Section 2 hereof in accordance with the following paragraphs. Any termination of the Executive's employment by the Company for Cause or otherwise shall be communicated by Notice of Termination to the Executive given in accordance with Section 14 hereof. A "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment

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under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date, which date shall not be more than sixty (60) calendar days after the giving of such notice. The death or disability of Executive shall in no event be deemed a termination of employment by Executive.

                  (a) MUTUAL. Executive's employment under this Agreement may be terminated upon the mutual written agreement (which may include, if so agreed to by the Board of Directors and Executive, severance payments and/or benefits) of the Company and Executive.

                  (b) DEATH. In the event of the death of Executive, the Company may terminate Executive's employment under this Agreement.

                  (c) DISABILITY. If, during Executive's employment under this Agreement, Executive shall become disabled and unable to perform his duties as required herein ("Disability") for a consecutive period of one hundred eighty
(180) days, then the Company may, upon sixty (60) days' written notice to Executive, terminate Executive's employment under this Agreement.

                  (d) CAUSE. Executive's employment under this Agreement may be terminated by the Company, with or without Cause as herein defined upon giving Executive sixty (60) days written notice. For purposes of this Agreement, the term "Cause" shall mean the termination of the Executive by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

         (i) An act or acts of fraud, misappropriation, or embezzlement on the Executive's part that result in or are intended to result in his personal enrichment at the expense of the Company or its subsidiaries or affiliates.

         (ii) Conviction of a felony that (a) arises in connection with the Company's business and (b) has a material adverse effect on the Company's business.

         (iii) The Executive's willful or intentional failure to perform his duties as required under this Agreement; provided, that the Company shall provide Executive with written notice of such failure and Executive shall have thirty (30) days from the date Executive receives such notice to remedy such failure to perform.

                  (e) CHANGE OF CONTROL. In the event of a "Change in Control" (as defined in this Section 7(e)), Executive may elect, at any time during the 180-day period immediately following such Change in Control, to deliver 60 days' written notice to the Company of his termination of employment hereunder. Termination of Executive's employment under this Agreement pursuant to the provisions of the preceding sentence shall be deemed a termination without Cause for purposes of Section 9 hereof and shall not be deemed to be a voluntary resignation or termination by Executive. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred when:


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         (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, who owns less than 20% of the Company's capital stock on the date hereof, becomes the beneficial owner of twenty-five percent or more of the capital stock of the Company;

         (ii) the Company is merged with or into any other company where members of the board of directors of the Company immediately prior to such transaction do not constitute a majority of the board of directors of the Company of the surviving entity immediately following such transaction, or substantially all of the Company's assets are acquired by any other company; or

         (iv) three or more directors nominated by the Board of Directors to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

8. DEATH AND DISABILITY. In the event of the termination of Executive's employment under this Agreement by reason of the Executive's death or Disability, the Company shall pay Executive (or his heirs and/or personal representatives): (i) Executive's Base Compensation, unused vacation entitlement, and other benefits until December 31, 2002; and (ii) Executive's Bonus Compensation payable under Section 4 and Executive's Annual Stock Options for the fiscal year in which Executive's termination occurred, as if Executive had been employed by the Company for the full fiscal year.

9. SEVERANCE. In the event of the termination of Executive's employment under this Agreement for any reason other than Executive's death or disability, the Company shall provide the payments and benefits to Executive as indicated below:

                  (a) WITH CAUSE OR VOLUNTARY RESIGNATION. If Executive is terminated for Cause (as defined in Section 7(d) of this Agreement), or if Executive voluntarily terminates his employment by the Company, the Company shall pay Executive, within five (5) business days after the date of termination, Executive's Base Compensation, unused vacation entitlement and all expenses in connection with Executive's use of the automobile under Section 5(c) hereof through such date of termination, and the Company shall have no further obligation to provide compensation or benefits to Executive under this Agreement; except that, to the extent that the Company's insurance, stock option and other benefit plans provide certain rights and benefits after an employee's termination, Executive may continue to receive such rights and benefits in accordance with the terms of such plans.

                  (b) WITHOUT CAUSE OR DUE TO CHANGE OF CONTROL. If terminated by the Company without Cause or by the Executive as a result of a Change of Control, Executive shall receive the Base Compensation, Bonus Compensation, Annual Stock Options, and the other benefits under this Agreement until the later to occur of (x) the date thirty-six (36) months from the date of such termination and (y) December 31, 2002.


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10. CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that he will
have  access  to  certain  confidential   information  of  the  Company  and  of
corporations with whom the Company does business, and that such information constitutes valuable, special and unique property of the Company and such other corporations. During the term of this Agreement and for a period of five (5) years immediately following the date of termination of this Agreement, Executive agrees not to disclose or use any confidential information, including without limitation, information regarding research, developments, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company, but held by Executive, concerning any information relating to the Company's business, whether confidential or not, are the property of the Company and will be promptly delivered to it upon Executive's leaving the employ of the Company. Executive also agrees to execute such confidentiality agreements that the Board may adopt, and may modify from time to time, as a standard form to be executed by all employees of the Company, to the extent such standard forms are not materially more restrictive than the provisions of this Agreement.

11. INTELLECTUAL PROPERTY. Executive acknowledges and agrees that all discoveries, inventions, designs, improvements, ideas, writings, copyrights, publications, study protocols, study results, computer data or programs, or other intellectual property, whether or not subject to patent or copyright laws, which Executive shall conceive solely or jointly with others, in the course or scope of his employment with the Company or in any way related to the Company's business, whether during or after working hours, or with the use of the Company's equipment, materials or facilities (collectively referred to herein as "Intellectual Property"), shall be the sole and exclusive property of the Company without further compensation to Executive. As used in this Section 11 and the following Section 12, it is understood that the Company's principal "business" is providing IT consultant staffing and services. Executive shall take such steps as are deemed necessary to maintain complete and current records of the Intellectual Property conceived by the Executive, and Executive shall assign to the Company or its designees, the entire right, title and interest in said Intellectual Property.

12. NON-COMPETITION. Executive acknowledges that his services to be rendered hereunder are of a special and unusual character that have a unique value to the Company and the conduct of its business, the loss of which cannot adequately be compensated by damages in an action at law. In view of the unique value to the Company of the services of Executive for which the Company has contracted hereunder, and because of the confidential information to be obtained by or disclosed to Executive as herein above set forth, and as a material inducement to the Company to enter into this Agreement and to pay and make available to Executive the compensation and other benefits referred to herein, Executive covenants and agrees that Executive will not, directly or indirectly, whether as principal, agent, trustee or through the agency of any corporation, partnership, association or agent (other than as the holder of not more than 10% of the total outstanding stock of any company the securities of which are traded on a regular basis on recognized securities exchanges):

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                  (a) while  employed  under this  Agreement  and for any period during which Executive is receiving payments from the Company (pursuant to Section 8 hereof) following a termination as a result of Employee's Disability,
(i) work for (in any capacity, including without limitation director, officer or employee) any other business or IT staffing company that competes with the Company and is located in the United States or within 50 miles of any branch office of the Company, or (ii) recruit, or otherwise influence or attempt to induce employees of the Company to leave the employment of the Company; and

                  (b)  for  the  one-year  period   immediately   following  the
termination  of  this  Agreement  due to the  expiration  of the  term  of  this
Agreement, termination of Executive for Cause, or Executive's voluntary resignation; and for the one-year period immediately following the last date on which Employee shall receive payments from the Company pursuant to Section 8 hereof following a termination of employment as a result of Employee's Disability, work for a company or business (in any capacity, including without limitation as director, officer, or employee) that is in the business of providing IT consultant staffing or services, that competes with the Company and is located in the United States or within 50 miles of any branch office of the Company.

         Executive has carefully read and considered the provisions of Sections 10, 11, and 12 hereof and agrees that the restrictions set forth in such sections are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, shareholders, and other employees, for the protection of the business of the Company, and to ensure that Executive devotes his full-time and efforts to the business of the Company. Executive acknowledges that he is qualified to engage in businesses other than those that are subject to this Section 12. It is the belief of the parties, therefore, that the best protection that can be given to the Company that does not in any way infringe upon the rights of Executive to engage in any unrelated businesses is to provide for the restrictions described above. In view of the substantial harm which would result from a breach by Executive of Sections 10, 11 and 12, the parties agree that the restrictions contained therein shall be enforced to the maximum extent permitted by law. In the event that any of said restrictions shall be held unenforceable by any court of competent jurisdiction, the parties hereto agree that it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and that as so modified, the covenant shall be as fully enforceable as if it had been set forth herein by the parties.

13. REMEDIES. The provisions of sections 10, 11 and 12 of this Agreement shall survive the termination of this Agreement as set forth therein, regardless of the circumstances or reasons for such termination, and inure to the benefit of the Company. The restrictions set forth in Sections 10, 11 and 12 are considered to be reasonable for the purposes of protecting the business of the Company. The Company and Executive acknowledge that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Company if the covenants contained in Sections 10, 11 and 12 were not complied with in accordance with their terms. Accordingly, Executive agrees that the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedy which may be available to the

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Company, and that the Company shall be entitled to receive from Executive reimbursement for reasonable attorneys' fees and expenses incurred by the Company in enforcing these provisions.

14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

         IF TO THE EXECUTIVE: To the address set forth below his signature on the signature page hereof.

         IF TO THE COMPANY:

         Technisource, Inc.
         1901 W. Cypress Creek Road
         Suite 202
         Ft. Lauderdale, FL  33309
         Attention:  Chairman of the Compensation Committee

15.      ENTIRE AGREEMENT; MODIFICATION.

                  (a) This Agreement contains the entire agreement of the Company and Executive, and the Company and Executive hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments.

                  (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

16. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive may not assign his rights and obligations under this Agreement.

17. FULL SETTLEMENT. The Executive shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The amounts payable to Executive under this Agreement shall not be reduced by any compensation payable to Executive from employment by another employer after the date of Executive's termination provided such employment does not violate the terms of Section 12 hereof. The Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Executive or the Company or others of the validity or enforceability of, or liability under any provision of this Agreement or any guarantee of performance thereof, in each case plus interest, provided that the Executive is the prevailing party in any such contest. If the Executive is not the prevailing party each party shall pay its own legal fees and expenses except that if such contest is the result of a claimed breach of Section 10, 11 or 12, and the Company shall be the prevailing party, the Executive shall pay the reasonable legal fees and expenses of the Company. The

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determination of the prevailing party in any contest shall be made by the tribunal which shall resolve such contest, or by the parties if such contest is settled without resort to any such tribunal.

18.      MISCELLANEOUS.

                  (a) This agreement shall be subject to and governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof.

                  (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (c) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

                  (d) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

                  (e) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

                  (f)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


TECHNISOURCE, INC., a Florida corporation



By:/S/ JAMES F. ROBERTSON
-------------------------------
Its: Executive Vice President




/S/ JOSEPH W. COLLARD
-------------------------------
Joseph W. Collard





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